Exhibit 99
Debt Summary Schedule

			INTEREST	12/31/10	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Timbercroft Townhomes 1 - 1st		Capmark - HUD	8.50	53,157	05/01/11	0.33
Lake Grove - 1st		Prudential - Fannie Mae	6.54	24,037,435	12/01/11	0.92
Lake Grove - 2nd		Prudential - Fannie Mae	5.51	10,428,067	12/01/11	0.92
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie Mae	5.49	84,173,808	01/01/12	1.00
Multi-Property Notes Pay		Seller Financing	4.00	166,333	02/01/12	1.09
Timbercroft III - 1st		Capmark - HUD	8.00	182,169	02/01/12	1.09
Castle Club Apartments		NorthMarq - Freddie Mac	7.08	6,198,235	05/01/12	1.33
Gateway Village		Prudential - Fannie Mae	6.89	6,371,824	05/01/12	1.33
The New Colonies		Prudential - Fannie Mae	7.11	18,117,043	06/01/12	1.42
Woodholme Manor		Prudential - Fannie Mae	7.17	3,442,031	07/01/12	1.50
Liberty Place	(1)	CW Capital - Fannie Mae	5.71	5,885,669	11/01/12	1.84
Hackensack Gardens - 1st		JPMorgan Chase - Fannie Mae	5.26	4,380,569	03/01/13	2.17
Hackensack Gardens - 2nd		JPMorgan Chase - Fannie Mae	5.44	4,267,946	03/01/13	2.17
Barrington Gardens		Wachovia - Freddie Mac	4.96	10,996,035	04/01/13	2.25
Canterbury Apartments - 1st		M&T Realty-Fannie Mae	5.02	26,726,943	05/01/13	2.33
Canterbury Apartments - 2nd		M&T Realty-Fannie Mae	6.46	16,629,088	05/01/13	2.33
Multi-Property		Prudential - Fannie Mae	6.48	100,000,000	08/31/13	2.67
Saddle Brook Apts. - 1st	(1)	Wells Fargo - Fannie Mae	5.84	26,936,172	11/01/13	2.84
Saddle Brook Apts. - 2nd	(1)	Wells Fargo - Fannie Mae	6.29	3,187,098	11/01/13	2.84
Falkland Chase		Centerline - Fannie Mae	5.48	11,501,669	04/01/14	3.25
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.52	23,925,187	04/01/14	3.25
Hawthorne Court		Centerline - Fannie Mae	5.27	34,530,184	07/01/14	3.50
The Greens at Columbia	(1)	M&T Realty-Fannie Mae	3.93	9,836,117	08/01/14	3.59
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.36	13,453,610	10/01/14	3.75
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.09	9,794,024	10/01/14	3.75
Westchester West - 1st	(1)	Deutsche Bank Berkshire - Freddie	6.15	26,717,393	03/01/15	4.17
Westchester West - 2nd	(1)	Deutsche Bank Berkshire - Freddie	6.64	7,441,100	03/01/15	4.17
Stratford Greens		Capital One Bank	5.75	31,024,238	07/01/15	4.50
Sayville Commons		M&T Realty - Freddie Mac	5.00	39,766,713	08/01/15	4.59
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.77	32,847,556	09/01/15	4.67
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.77	22,724,716	09/02/15	4.67
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.77	19,976,662	09/03/15	4.68
Cypress Place Apartments		Prudential - Fannie Mae	6.56	10,200,362	11/01/15	4.84
Golf Club Apartments		Prudential - Fannie Mae	6.38	32,892,991	11/01/15	4.84
Northwood Apartments		M&T Realty - Freddie Mac	5.50	10,531,198	12/01/15	4.92
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.25	50,036,401	01/01/16	5.01
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.55	5,187,164	01/01/16	5.01
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.25	77,015,876	01/01/16	5.01
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.55	1,886,237	01/01/16	5.01
The Hamptons/Vinings at Hamptons		Prudential - Fannie Mae	5.57	50,872,490	02/01/16	5.09
Devonshire - 1st		Wachovia - Fannie Mae	5.60	37,228,507	04/01/16	5.25
Devonshire - 2nd		Wachovia - Fannie Mae	6.24	8,341,507	04/01/16	5.25
Mid-Island		Prudential - Fannie Mae	5.48	19,455,926	04/01/16	5.25
Owings Run 1 & 2		Prudential - Fannie Mae	5.59	42,111,562	04/01/16	5.25
Country Village		Centerline - Fannie Mae	5.52	18,682,477	06/01/16	5.42
Fox Hall Apartments		Columbia Nat'l - Freddie Mac	5.61	47,000,000	06/01/17	6.42
Mill Towne Village		Prudential - Fannie Mae	5.99	24,239,000	09/01/17	6.67
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.83	47,000,000	11/01/17	6.84
Village Square 1, 2 & 3		Prudential - Fannie Mae	5.81	39,285,000	12/01/17	6.92
Chatham Hill		M&T Realty - Freddie Mac	5.59	44,454,722	01/01/18	7.01
William Henry Apartments		PNC - Fannie Mae	4.85	28,650,000	01/01/18	7.01
Seminary Towers Apartments		Prudential - Fannie Mae	5.49	53,515,000	07/01/18	7.50
The Manor (MD)		Prudential - Fannie Mae	4.23	46,636,427	11/01/18	7.84
Bonnie Ridge - 1st		Prudential Life	6.60	11,186,352	12/15/18	7.96
Bonnie Ridge - 2nd		Prudential Life	6.16	17,767,580	12/15/18	7.96
Bonnie Ridge - 3rd		Prudential Life	6.07	24,870,928	12/15/18	7.96
Annapolis Roads		Amerisphere - Fannie Mae	5.12	23,990,000	01/01/19	8.01
Ridgeview at Wakefield Valley		M&T Realty - Freddie Mac	5.75	18,304,441	01/01/19	8.01
The Sycamores		M&T Realty - Freddie Mac	5.71	21,341,421	01/01/19	8.01
Top Field Apartments		M&T Realty - Fannie Mae	4.84	16,625,000	01/01/19	8.01
Westwood Village		M&T Realty - Freddie Mac	5.68	46,764,214	01/01/19	8.01
Timbercroft III - 2nd		M&T Realty - HUD	8.38	2,197,714	06/01/19	8.42
Timbercroft Townhomes 1 - 2nd		M&T Realty - HUD	8.38	1,492,081	06/01/19	8.42
The Brooke at Peachtree		Wells Fargo - Fannie Mae	5.47	12,355,422	07/01/19	8.50
Glen Manor		Prudential - Fannie Mae	5.83	7,926,937	08/01/19	8.59
Ridley Brook		Prudential - Fannie Mae	5.83	13,159,404	08/01/19	8.59
The Courts at Fair Oaks	(1)	CW Capital - Freddie Mac CME	4.50	49,688,651	08/01/19	8.59
Southern Meadows		Red Mortgage - Fannie Mae	5.36	40,841,081	10/01/19	8.76
Elmwood Terrace		M&T Realty - Fannie Mae	5.56	26,793,309	11/01/19	8.84
Lakeview		Greystone - Fannie Mae	5.31	9,103,246	12/01/19	8.92
The Landings		Prudential - Fannie Mae	5.60	26,228,879	01/01/20	9.01
East Meadow Apartments		M&T Realty - Freddie Mac CME	5.40	14,769,194	05/01/20	9.34
Selford Townhomes		M&T Realty - Freddie Mac CME	5.40	8,928,779	05/01/20	9.34
South Bay Manor		M&T Realty - Freddie Mac CME	5.40	6,770,991	05/01/20	9.34
Stone Ends Apts.		M&T Realty - Freddie Mac CME	5.40	25,149,397	05/01/20	9.34
Tamarron Apartments		M&T Realty - Freddie Mac CME	5.40	14,777,131	05/01/20	9.34

			INTEREST	12/31/10	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

The Manor (VA)		M&T Realty - Freddie Mac CME	5.40	13,869,371	05/01/20	9.34
Woodmont Village		M&T Realty - Freddie Mac CME	5.40	10,007,178	05/01/20	9.34
Trexler Park		Greystone - Fannie Mae	4.34	38,696,131	08/01/20	9.59
New Orleans Park		M&T Realty - Fannie Mae	4.58	23,684,222	11/01/20	9.84
Orleans Village		Prudential - Fannie Mae	4.35	97,531,849	11/01/20	9.84
Racquet Club East		PNC - Fannie Mae	4.74	37,875,000	12/01/20	9.93
Heritage Woods Apts		Greystone - Fannie Mae	5.39	14,500,000	01/01/21	10.01
The Meadows at Marlborough		Prudential - Fannie Mae	5.50	21,170,000	01/01/21	10.01
Home Properties of Devon		M&T Realty - Fannie Mae	4.85	60,400,000	08/01/21	10.59
Pleasant View Gardens		Prudential - Fannie Mae	4.51	96,433,075	11/01/21	10.84
Dunfield Townhomes		Centerline Capital - HUD	5.25	11,897,413	09/01/28	17.68
Highland House	(1)	Arbor Comml - Fannie Mae	6.32	5,922,312	01/01/29	18.02
Westwoods	(1)	Midland Loan Services - HUD	5.94	3,534,895	06/01/34	23.43

WTD AVG – FIXED SECURED			5.36	2,207,495,239		6.52

VARIABLE RATE SECURED

Bayview Apartments Adjusts Monthly – Freddie 30d Ref + 2.50		M&T Realty - Freddie Mac	2.63	10,595,629	03/01/11	0.16
Virginia Village Adjusts Monthly – Freddie 30d Ref + 1 .99		Wachovia - Freddie Mac	2.12	29,910,344	07/01/15	4.50
Hill Brook Apts Adjusts Monthly – 30L + 2.85 + .44		M&T Realty - Freddie Mac	3.55	12,848,936	09/01/16	5.67
Wayne Village Adjusts Monthly – 30L + 3.00 + .387		M&T Realty - Freddie Mac	3.65	26,152,276	09/01/16	5.67
Cider Mill Apts Adjusts Monthly – 30L + 2.89 + .31		M&T Realty - Freddie Mac	3.43	62,825,484	01/01/17	6.01
The Heights at Marlborough Adjusts Monthly – 30L + 3.02 + .35		PNC Real Estate	3.63	23,621,034	01/01/17	6.01
Sherry Lake Adjusts Monthly – 30L + 2.67 + .226		M&T Realty - Freddie Mac	3.16	26,069,952	04/01/17	6.25
Falkland Chase Adjusts Weekly – BMA Index + 1.10		Montgomery Cty HOC-Fannie	1.38	24,695,000	10/01/30	19.76

WTD AVG – VARIABLE SECURED			3.00	216,718,656		7.05

WTD AVG – TOTAL SECURED DEBT			5.15	2,424,213,895		6.57

FIXED RATE UNSECURED
Exchangeable Senior Notes			5.75	138,218,351	11/01/26	15.85

VARIABLE RATE UNSECURED – LINE OF CREDIT
Unsecured Line of Credit Adjusts Daily 30 LIBOR (Floor 1.50) + 3.00		M and T Bank et. al.	4.50	56,500,000	08/31/12	1.67

TOTAL COMBINED DEBT			5.16	$2,618,932,246		6.96

% OF PORTFOLIO – FIXED				89.6%

WTG AVG – TOTAL SECURED DEBT			5.15			6.57
WTD AVG – TOTAL PORTFOLIO			5.16			6.96

(1)	General ledger balance and rate have been adjusted pursuant to ASC 805-10 (f.k.a FAS 141R) to reflect fair market value of debt.
MATURING DEBT SCHEDULE

YEAR OF MATURITY	FIXED RATE		VARIABLE RATE		TOTAL DEBT
	WTD AVG		WTD AVG			% OF
	RATE	DEBT	RATE	DEBT	DEBT	TOTAL
2010		$—		$—	$—
2011	6.23	34,518,659	2.63	10,595,629	45,114,288	1.86%
2012	5.93	124,537,111	—	—	124,537,111	5.14%
2013	6.04	193,123,850	—	—	193,123,850	7.97%
2014	5.22	103,040,791	—	—	103,040,791	4.25%
2015	5.17	234,122,929	2.12	29,910,344	264,033,274	10.89%
2016	5.45	310,818,148	3.62	39,001,212	349,819,360	14.43%
2017	5.78	157,524,000	3.41	112,516,471	270,040,471	11.14%
2018	5.34	227,081,009	—	—	227,081,009	9.37%
2019	5.36	290,582,921	—	—	290,582,921	11.99%
2020	4.83	318,288,123	—	—	318,288,123	13.13%
2021 - 2034	4.88	213,857,696	1.38	24,695,000	238,552,696	9.84%

TOTAL	5.36	$2,207,495,239	3.00	$216,718,656	$2,424,213,895	100.00%

Unencumbered Properties

Property	# Units	Market	State

Middlebrooke Apartments	208	Baltimore	MD
Morningside Heights	1,050	Baltimore	MD
The Coves at Chesapeake	469	Baltimore	MD
Westbrooke Apartments	110	Baltimore	MD
Gardencrest	696	Boston	MA
The Townhomes of Beverly	204	Boston	MA
The Village at Marshfield	276	Boston	MA
Blackhawk Apartments	371	Chicago	IL
Courtyards Village	224	Chicago	IL
The Colony	783	Chicago	IL
Lakeview Townhomes	120	Chicago	IL
Cambridge Village	82	Long Island	NY
Crescent Club	256	Long Island	NY
Heritage Square	80	Long Island	NY
Holiday Square	144	Long Island	NY
Yorkshire Village	40	Long Island	NY
East Hill Gardens	33	Northern NJ	NJ
Jacob Ford Village	270	Northern NJ	NJ
Pleasure Bay	270	Northern NJ	NJ
Windsor Realty	67	Northern NJ	NJ
Chesterfield Apartments	247	Philadelphia	PA
Glen Brook	177	Philadelphia	PA
Racquet Club South	103	Philadelphia	PA
Liberty Commons	120	Portland	ME
1200 East West Highway	247	Suburban Washington, DC	DC
Braddock Lee	255	Suburban Washington, DC	DC
Courts at Huntington Station	202	Suburban Washington, DC	DC
Seminary Hill	296	Suburban Washington, DC	DC
Village at Potomac Falls	247	Suburban Washington, DC	DC
Woodleaf Apartments	228	Suburban Washington, DC	DC

Total Number of Units:	7,875
Total Number of Properties:	30